UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On August 18, 2017, pursuant to a Note Purchase Agreement, the Company issued to Hankey Capital, LLC (“Hankey Capital”) a secured convertible promissory note in the amount of $700,000 (the “Convertible Note”). The Convertible Note matures on December 31, 2017 (the “Maturity Date”) and bears interest at an annual rate of interest of 8.5% per annum until maturity. Prior to the Maturity Date, Hankey Capital has a right, in its sole discretion, to convert the Convertible Note into shares of the Company’s common stock (the “Conversion Shares”), at a conversion rate equal to $1.00 per share. In the event of a financing resulting in gross proceeds from non-current stockholders of at least $5,000,000, the holder of the Convertible Note will be required to convert the Note into the same securities issued in such financing at the same price per share. The Company has granted piggyback registration rights with respect to the Conversion Shares. Pursuant to the Note Purchase Agreement, the Company may use the proceeds from the issuance of the Convertible Note for working capital, protein development, laboratory and testing equipment necessary to support such development, regulatory and clinical expenses, and development work to extend the patent life of NELL-1, as well as for other purposes not presently contemplated herein but which are related directly to growing the Company’s current business, research and development activities. The obligations under the Convertible Note are secured by a first priority security interest on all of the assets of the Company.

On August 18, 2017, pursuant to a Subscription Agreement, The Musculoskeletal Transplant Foundation purchased 233,333 restricted shares (the “Shares”) of the Company’s Common Stock at $3.00 per share. The Shares are subject to demand registration rights as described in the Subscription Agreement.

The form of the Note Purchase Agreement, the Convertible Note and Subscription Agreement are attached as Exhibits 10.1, 10.2 and 10.3 to this Report, and the summary description of the terms of the Note Purchase Agreement, Convertible Note and Subscription Agreement contained herein is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 10.3.

Item 3.02	Unregistered Sales of Equity Securities

The discussion in Item 1.01 is hereby incorporated by reference.

The Convertible Note and Shares (the “Securities”) will be issued in reliance of Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that (i) the issuance of the Securities did not involve a public offering, (ii) each counterparty represented that they are accredited investors and (iii) each counterparty made certain investment representations.

Item 8.01	Other Events

On August 22, 2017, the Company issued a press release regarding the financing

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1	Note Purchase Agreement with Hankey Capital, LLC dated as of August 11, 2017.

10.2	Bone Biologics Corporation Convertible Note issued to Hankey Capital on August 18, 2017.

10.3	Subscription Agreement dated as of August 18, 2018 with The Musculoskeletal Transplant Foundation.

99.1	Press Release of Bone Biologics Corporation, dated August 22, 2017.

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Index to Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement with Hankey Capital, LLC dated as of August 11, 2017.

10.2	Bone Biologics Corporation Convertible Note issued to Hankey Capital on August 18, 2017.

10.3	Subscription Agreement dated as of August 18, 2018 with The Musculoskeletal Transplant Foundation.

99.1	Press Release of Bone Biologics Corporation, dated August 22, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2017	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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